EXHIBIT 3.1

Approved by Board of Directors 1/25/06

BYLAWS

NATIONAL PENN BANCSHARES, INC.
(A Pennsylvania Business Corporation)

ARTICLE I

Meetings of Shareholders

Section 1.01. Place of Meeting. Meetings of shareholders of the Corporation shall be held at such place, within the Commonwealth of Pennsylvania or elsewhere, as may be fixed by the Board of Directors. If no place is so fixed, they shall be held at the executive office of the Corporation wherever situated.

Section 1.02. Annual Meeting. The annual meeting of shareholders for the election of Directors whose terms are expiring and the transaction of any other business which may be brought properly before the meeting shall be held at 4:00 p.m., local time, on the fourth Tuesday in April of each year or such other date and time as the Board of Directors shall determine.

Section 1.03. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors or the Chief Executive Officer. Such meetings shall be held on such date and time as may be fixed by the Board of Directors or, in the absence of such designation, as fixed by the Secretary. Special meetings may not be called by shareholders.

Section 1.04. Notice of Meetings. Notice of all meetings of shareholders shall be given by the Secretary. Written notice of the date, time and place of all meetings of shareholders, and of the general nature of the business to be transacted at special meetings, shall be given to each shareholder of record entitled to vote at the meeting at least twenty days prior to the day named for the meeting.

Section 1.05. Organization. The Chairman or, if there is no Chairman or if the Chairman is absent, the President, shall act as presiding officer at every meeting of the shareholders, and the Secretary or, if the Secretary is absent, a person appointed by the Chairman or the President, as presiding officer, shall act as secretary of the meeting. Unless the Board of Directors shall have taken action with respect thereto, the presiding officer shall determine the order of business and shall have authority to establish rules for the conduct of the meeting. Any action by the Board, or the presiding officer, in adopting rules for, and in conducting, a meeting shall be fair to the shareholders.

Section 1.06. Quorum. The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering such matter. If a proxy casts a vote on behalf of a shareholder on any issue other than a procedural motion considered at a meeting of shareholders, the shareholder shall be deemed to be present during the entire meeting for purposes of determining whether a quorum is present for consideration of any other issue.

Section 1.07. Action by Shareholders. Unless otherwise provided herein, in the Articles of Incorporation or by law, any action to be taken by vote of the shareholders shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

Section 1.08. Nominations and Other Business. Nominations for the election of Directors and other proposals for action at an annual meeting of shareholders may be made only (a) pursuant to the Corporation's notice of such meeting, (b) by the presiding officer at the meeting, (c) by or at the direction of a majority of the Board of Directors, or (d) by one or more shareholders in accordance with applicable rules of the Securities and Exchange Commission and the provisions of this Section 1.08. A proposal for action at an annual meeting must be a proper matter for shareholder action.

A nomination for the election of a Director or a proposal for action at an annual meeting may be made by a shareholder only if a written notice of such nomination or proposal has been received by the Secretary at its principal office on a timely basis. To be timely, such notice must be received not later than:

(a) 90 days prior to such annual meeting; or

(b) If the annual meeting is to be held on a date other than the fourth Tuesday in April, the close of business on the tenth day following the first public disclosure of the date of such meeting. The first public disclosure of the date of any annual meeting of shareholders shall be when public disclosure of such meeting date is first made in a filing by the Corporation with the Securities and Exchange Commission, in any notice given to The Nasdaq Stock Market or in a news release reported by any national news service.

Each such notice from a shareholder shall set forth:

(a) As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given (1) the name and address of such shareholder and of such beneficial owner; and (2) the class and number of shares of the Corporation which are owned of record and beneficially by such shareholder and such beneficial owner; and

(b) A representation that the shareholder is a beneficial owner of stock of the Corporation entitled to vote at such meeting and intends to be present at the meeting in person or by proxy to make such nomination or proposal.

Each notice of nomination for the election of a Director from a shareholder also shall set forth:

(a) The name and address of the person to be nominated;

(b) A description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder;

(c) Such other information regarding the nominee as would be required to be included in proxy materials filed under applicable rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and

(d) The written consent of the nominee to serve as a Director if so elected.

Each notice of a proposal for action at an annual meeting from a shareholder also shall set forth:

(a) A brief description of the proposal;

(b) The reasons for making such proposal; and

(c) Any direct or indirect interest of the shareholder, or any person on whose behalf the shareholder is acting, in making such proposal.

The presiding officer at the meeting may refuse to permit any nomination for the election of a Director or proposal to be made at an annual meeting by a shareholder who has not complied with all of the foregoing procedures and requirements.

ARTICLE II

Directors

Section 2.01. Number and Term of Office. There shall be such number of Directors, who shall be divided into such classes, and who shall be elected to serve for such terms of office, as is provided in the Articles of Incorporation.

Section 2.02. Vacancies. Vacancies on the Board of Directors, should they occur for whatever reason, including vacancies resulting from death, resignation, retirement, disqualification or an increase in the number of Directors, shall be filled by a majority vote of the remaining Directors though less than a quorum. Each Director elected by the Board of Directors pursuant to this Section 2.02 shall hold such office for a term expiring at the annual meeting of shareholders at which the term of the class to which the Director has been elected expires and until the Director's successor is elected and qualified.

Section 2.03. Resignations. Any Director may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 2.04. Reorganization Meeting. As soon as practicable after each annual election of Directors, the Board of Directors shall meet for the purpose of organization, election of officers and the transaction of other business, at a date, time and place designated by the Secretary.

Section 2.05. Regular Meetings. Regular meetings of the Board of Directors shall be held at such dates, times and places as shall be determined from time to time by the Board or otherwise in accordance with past practice. Notice of such meetings need not be given.

Section 2.06. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman, if any, the President or one-third or more of the Directors in office. Notice of the date, time, place and general nature of the business to be transacted at each special meeting shall be given to each Director by or at the direction of the person or persons calling such meeting, not later than during the day immediately preceding the day of such meeting.

Section 2.07. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman or, if there is no Chairman or if the Chairman is absent, the President or, if the President is absent, the Lead Independent Director or, if there is no Lead Independent Director or if he or she is absent, a chairman chosen by a majority of the Directors present. The Secretary or, if the Secretary is absent, a person appointed by the Chairman or the President, shall act as secretary.

Section 2.08. Quorum. Except to the extent that a greater number is required by law, a majority of all the Directors in office shall constitute a quorum for the transaction of business at any meeting.

Section 2.09. Board Action. The acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

Any action that may be taken at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the Directors is filed with the Secretary.

Section 2.10. Compensation. Compensation payable for services as a Director or member of a committee of the Board of Directors shall be in such amounts as shall be determined by the Board of Directors on the recommendation of the Compensation Committee. No person who is an employee of the Corporation or any subsidiary thereof shall receive any compensation as a Director or a committee member. Non-employee Directors may also be reimbursed for expenses incidental to attendance at Board or committee meetings, as determined by the Board on the recommendation of the Compensation Committee.

Section 2.11. Mandatory Retirement of Directors. No person who has attained the age of seventy-two (72) years shall be qualified for nomination or for election to the Board of Directors. Accordingly, a Director, upon attaining such age, shall retire from the Board of Directors on the date of the annual meeting of shareholders that next follows his or her seventy-second birthday.

A Director, upon retirement from his or her principal occupation, shall give the Board of Directors prompt notice of such retirement and shall offer to retire from the Board on such date as the Board shall determine. If such offer is accepted, any failure of the Director to retire as determined by the Board shall constitute proper cause for the Board to declare vacant the office of the Director.

The Board of Directors, on the recommendation of the Nominating/Corporate Governance Committee, may at any time, or again at any later time, exempt the Lead Independent Director from this Section 2.11 for a one-year period, but not more than a total of three years.

Section 2.12. Director Emeritus. A Director who retires from the Board of Directors pursuant to Section 2.11 of these Bylaws shall be eligible to serve as a Director Emeritus. Such an Emeritus Director may be named by the Board for a one year term at any time, but may not serve more than a total of three consecutive years. A Director Emeritus shall have the privilege of attending all meetings of the Board and shall have the opportunity of sharing his or her experience with the Board, but shall have none of the responsibilities of a member of the Board, and shall have no vote on matters put before the Board. A Director Emeritus shall receive such compensation and reimbursement of expenses as shall be determined by the Board of Directors on the recommendation of the Compensation Committee.

The terms "Director," “Lead Independent Director”, “Outside Independent Director”, "Board," or "Board of Directors" where used in these Bylaws shall not be deemed to apply to or to include a Director Emeritus.

ARTICLE III

Committees

Section 3.01. Executive Committee. There shall be an Executive Committee consisting of such Directors as shall from time to time be appointed by the Board of Directors, on the recommendation of the Nominating/Corporate Governance Committee. The Executive Committee shall meet on the call of the Chairman of the Executive Committee, the Chairman, the President, or the Lead Independent Director. So far as may be permitted by law and except for matters specifically reserved to the Board of Directors in these Bylaws, the Executive Committee shall possess and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation conferred by these Bylaws or otherwise, during intervals between meetings of the Board of Directors. The Executive Committee shall have such other duties and responsibilities as shall be set forth in a charter approved annually by the Board of Directors.

Section 3.02. Audit Committee. There shall be an Audit Committee consisting entirely of such outside independent Directors as shall from time to time be appointed by the Board of Directors, on the recommendation of the Nominating/Corporate Governance Committee. The Audit Committee shall be responsible for appointing, evaluating and replacing the independent accountants; determining the appropriateness of their fees and approving any audit and permitted non-audit services performed by them; reviewing the scope and results of the audit plans of the independent accountants and internal auditors; overseeing the scope and adequacy of internal accounting control and record-keeping systems; reviewing the objectivity, effectiveness and resources of the internal audit function; and conferring independently with the independent accountants. The Audit Committee shall have such other duties and responsibilities as shall be set forth in a charter approved annually by the Board of Directors.

Section 3.03. Compensation Committee. There shall be a Compensation Committee consisting entirely of such outside independent Directors as shall from time to time be appointed by the Board of Directors, on the recommendation of the Nominating/Corporate Governance Committee. The Compensation Committee shall be responsible for recommending to the Board of Directors (for action in Executive Session) the Chief Executive Officer’s  and President’s compensation, and determining compensation for other executive officers; establishing compensation policies for the Corporation's directors, officers and employees generally; and administering the Corporation's stock-based compensation plans. The Compensation Committee shall have such other duties and responsibilities as shall be set forth in a charter approved annually by the Board of Directors.

Section 3.04. Nominating/Corporate Governance Committee. There shall be a Nominating/Corporate Governance Committee consisting entirely of such outside independent Directors as shall from time to time be appointed by the Board of Directors, on the recommendation of the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee shall be responsible for screening and recommending to the Board of Directors persons to be candidates for election or appointment as Directors; evaluating the performance of the Board, including the training and orientation of directors; ensuring an appropriate structure for management succession and development; recommending to the Board of Directors committee assignments for Directors, including Chairmanships; and reviewing corporate policies such as Code of Conduct, stock ownership guidelines, insider trading and director attendance. The Nominating/Corporate Governance Committee shall have such other duties and responsibilities as shall be set forth in a charter approved annually by the Board of Directors.

Section 3.05. Directors’ Enterprise Risk Management Committee. There shall be a Directors’ Enterprise Risk Management Committee consisting of the Chairs of the Audit, Compensation and Nominating/Corporate Governance Committees and such other outside independent Directors as shall from time to time be appointed by the Board of Directors, on the recommendation of the Nominating/Corporate Governance Committee. The Directors’ Enterprise Risk Management Committee shall be responsible for monitoring the corporate enterprise risk management process governing the business activities of the Corporation, which process includes the identification and evaluation of major risks inherent in the Corporation’s business activities and the taking of appropriate steps by the Corporation to manage these risks and to provide reasonable assurance that the Corporation’s business objectives will be achieved. The Directors’ Enterprise Risk Management Committee shall have such other duties and responsibilities as shall be set forth in a charter approved annually by the Board of Directors.

Section 3.06. Other Committees. The Board of Directors may, at any time and from time to time, appoint such other standing or special committees with such duties and responsibilities as the Board of Directors shall determine.

Section 3.07. Committee Procedures. Except as otherwise expressly provided herein, and unless the Board of Directors has acted with respect thereto, each Committee shall adopt its own rules of procedure, and determine the dates, times and places of its meetings. Except for regularly scheduled Committee meetings approved by the Committee, notice of the date, time and place of each Committee meeting shall be given to each Committee member by the Committee chairman or his or her delegate, not later than during the day immediately preceding the day of such meeting.

Section 3.08. Quorum. A majority of all the members of any Committee shall constitute a quorum for the transaction of business at any meeting of the Committee.

Section 3.09. Committee Action. The acts of a majority of the Committee members present at a meeting at which a quorum is present shall be the acts of the Committee.

Any action that may be taken at a meeting of a Committee may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the Committee members is filed with the Secretary.

Section 3.10. Minutes; Reports to Board. Each Committee shall keep minutes of its meetings and report its actions to the Board of Directors at the next following meeting of the Board.

Section 3.11. Definition of Outside Independent Director. The term “outside independent director” means a Director who is not an employee of the Corporation or any subsidiary and who satisfies all the “independence” tests of applicable law, rules or regulations, including those of The Nasdaq Stock Market, Inc.

Section 3.12. Designation of Lead Independent Director. The Board of Directors, on the recommendation of the Nominating/Corporate Governance Committee, may at any time designate an “outside independent director” to serve in a lead capacity to coordinate the activities of the other outside independent directors and to perform such other duties and responsibilities as the Board of Directors may determine by the resolution making such designation. Any outside independent director so designated shall be referred to as the “Lead Independent Director.”

ARTICLE IV

Officers

Section 4.01. Officers. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include a Chairman, one or more Vice Presidents, and such other officers as the Board of Directors may from time to time determine.

Section 4.02. Qualifications. The officers shall be natural persons of full age.

Section 4.03. Election and Term of Office. The Chairman and President shall be elected by the Board of Directors. Other officers may be elected by the Board of

Directors or a duly authorized Board Committee. Each officer shall serve at the pleasure of, and be subject to removal only by, the Board of Directors.

Section 4.04. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 4.05. Chairman. The Board of Directors may elect one of its members to be Chairman. The Chairman shall preside at all meetings of the Board of Directors. The Chairman shall also have such other powers and duties as may be conferred upon or assigned to the Chairman by the Board of Directors, as well as any other powers specifically conferred upon the Chairman by these Bylaws.

Section 4.06. President. The President shall, if there is no Chairman or in the absence of the Chairman, preside at any meeting of the Board of Directors. The President shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice to the office of President, or imposed by these Bylaws. The President shall have such other powers and duties as may be conferred upon or assigned to the President by the Board of Directors.

Section 4.07. Chief Executive Officer. The Board of Directors shall designate the Chairman or the President as the Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general executive powers concerning all the business and operations of the Corporation, subject, however, to the control of the Board of Directors. The Chief Executive Officer shall have such other powers and duties as may be conferred upon, or assigned to, the Chief Executive Officer by the Board of Directors. The Chief Executive Officer may delegate to any other officer such executive and other powers and duties as the Chief Executive Officer deems advisable.

Section 4.08. Vice Presidents. There may be one or more Group Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each such person shall have such powers and duties as may be conferred upon or assigned to him or her by the Board of Directors or the Chief Executive Officer.

Section 4.09. Secretary. The Secretary shall attend to the giving of all notices required by law or these Bylaws to be given. The Secretary shall keep minutes of all meetings of the Board of Directors and of the shareholders. The Secretary shall be custodian of the corporate seal and all other general corporate records of the Corporation. The Secretary shall have all other powers and duties pertaining by law, regulation or practice to the office of Secretary, or imposed by these Bylaws, or as may from time to time be conferred upon, or assigned to, the Secretary by the Board of Directors or the Chief Executive Officer.

Section 4.10. Treasurer. The Treasurer shall be responsible for the funding of the Corporation and for all moneys, funds, securities, fidelity and indemnity bonds and other valuables belonging to the Corporation. The Treasurer shall have all other powers and duties pertaining by law, regulation or practice to the office of Treasurer, or imposed by these Bylaws, or as may from time to time be conferred upon, or assigned to, the Treasurer by the Board of Directors or the Chief Executive Officer.

Section 4.11. Other Officers. Any other officers shall perform such duties as from time to time may be conferred upon or assigned to them respectively by the Board of Directors or the Chief Executive Officer.

Section 4.12. Compensation. The compensation of executive officers of the Corporation shall be determined as provided in Section 3.03 of these Bylaws. Unless the Board shall otherwise direct, the Chief Executive Officer or his or her delegate shall fix the compensation of all other officers and employees of the Corporation or any subsidiary who are not executive officers of the Corporation, and in conjunction therewith, the Chief Executive Officer is authorized to execute contracts on behalf of the Corporation or any subsidiary with such persons.

ARTICLE V

Limitation of Directors' Liability; Indemnification

Section 5.01. General Rule; Exception. To the fullest extent permitted by Pennsylvania law, a Director shall not be personally liable to the Corporation, its shareholders or others for monetary damages for any action taken or any failure to take any action unless (a) the Director has breached or failed to perform the duties of his or her office, as set forth in the Directors' Liability Act, and (b) such breach or failure constitutes self-dealing, willful misconduct or recklessness.

The provisions of this Article Fifth shall not apply with respect to the responsibility or liability of a Director under any criminal statute or the liability of a Director for the payment of taxes pursuant to local, state or federal law.

Section 5.02. Indemnification; Advancement of Expenses; Insurance. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification shall cover expenses (including attorneys' fees), amounts paid in settlement, judgments and fines actually and reasonably incurred by such person in connection with such action, suit or proceeding. Notwithstanding the foregoing, no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article Fifth.

The indemnification and advancement of expenses provided by this Article Fifth shall (a) not be deemed exclusive of any other right to which persons seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested Directors, or otherwise, both as to actions in such persons' official capacity and as to their actions in another capacity while holding office, and (b) continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

The Corporation may purchase and maintain insurance on behalf of any person, enter into contracts of indemnification with any person, create a fund of any nature (which may, but need not be, under the control of a trustee) for the benefit of any person, and otherwise secure in any manner its obligations with respect to indemnification and advancement of expenses, whether arising under this Article Fifth or otherwise, to or for the benefit of any person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article Fifth.

Section 5.03. Effective Date. The limitation of liability provided in Section 5.01 of this Article Fifth and the right to indemnification provided in Section 5.02 of this Article Fifth shall apply to any action or any failure to take any action occurring on or after January 27, 1987.

Section 5.04. Amendment or Repeal. Notwithstanding anything herein contained to the contrary, this Article Fifth may not be amended or repealed and a provision inconsistent herewith may not be adopted, except by (a) the affirmative vote of 80% of the members of the entire Board of Directors or (b) the affirmative vote of shareholders of the Corporation entitled to cast at least 80% of the votes which all shareholders are then entitled to cast.

Notwithstanding the foregoing, if the Business Corporation Law or the Directors' Liability Act is amended or any other statute is enacted so as to decrease the exposure of Directors to liability or to increase the indemnification rights available to Directors, officers or others, then this Article Fifth and any other provision of these Bylaws inconsistent with such decreased exposure or increased indemnification rights shall be amended, automatically and without further action on the part of shareholders or Directors, to reflect such decreased exposure or to include such increased indemnification rights, unless such legislation expressly requires otherwise.

Any repeal or modification of this Article Fifth by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director or any right to indemnification from the Corporation with respect to any action or any failure to take any action occurring prior to the time of such repeal or modification.

Section 5.05. Severability. If, for any reason, any provision of this Article Fifth shall be held invalid, such invalidity shall not affect any other provision not held so invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provision of this Article Fifth shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, and the remainder of such provision, together with all other provisions of this Article Fifth shall, to the full extent consistent with law, continue in full force and effect.

Section 5.06. Repeal of Prior Provision. Article Fifth (as in effect on the day prior to April 21, 1987 (the day on which a new Article Fifth was approved by the shareholders of the Corporation)), and all provisions of these Bylaws on that date insofar as they were inconsistent with this Article Fifth, are hereby repealed. Notwithstanding the foregoing, with respect to acts or omissions occurring prior to January 27, 1987, such former Article Fifth and such other provisions of these Bylaws remain in full force and effect.

ARTICLE VI

Share Certificates; Transfer

Section 6.01. Share Certificates. Except as otherwise provided in Section 6.05, the shares of the Corporation shall be represented by a certificate. Share certificates shall be signed by the manual, facsimile, printed or engraved signatures of the Chairman or the President, and the Secretary or the Treasurer, but one of such signatures shall be a manual signature unless the certificates are signed by a transfer agent or a registrar, and shall be sealed with the corporate seal, which may be a facsimile, engraved or printed seal. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

Section 6.02. Transfer of Shares. Transfer of shares of the Corporation shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate shall be cancelled at the time of transfer.

Section 6.03. Transfer Agent and Registrar; Regulations. The Corporation may, if and whenever the Board of Directors so determines, designate one or more transfer agents by which the shares of the Corporation shall be transferable, and also designate one or more registrars by which the shares shall be registered; and no certificates for shares of the Corporation in respect of which a registrar shall have been designated shall be valid unless countersigned and registered by such registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of share certificates.

Section 6.04. Lost, Stolen or Destroyed Share Certificates. Unless waived in whole or in part by the Board of Directors, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate shall (a) give to the Corporation such person's bond of indemnity with an acceptable surety, and (b) satisfy such other requirements as may be imposed by the Corporation. Thereupon, a new share certificate shall be issued to the registered owner or such person's assigns in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefor and issuance thereof have been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

Section 6.05. Uncertificated Shares. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Section 6.02 shall not apply to uncertificated shares and, in lieu thereof, the Board shall adopt alternative procedures for registration of transfers.

ARTICLE VII

Notice Provisions

Section 7.01. Manner of Giving Notice. Any notice required to be given to any person under the provisions of the Articles of Incorporation, these Bylaws or by law shall be given to the person either personally or by sending a copy thereof:

(a) By first class or express mail, postage prepaid, or courier service, charges prepaid, to such person's postal address appearing on the books of the Corporation or, in the case of Directors, supplied by such Director to the Corporation for the purpose of notice. Notice pursuant to this subsection shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person; or

(b) By facsimile transmission, e-mail or other electronic communication to such person's facsimile number or address for e-mail or other electronic communications supplied by such person to the Corporation for the purpose of notice. Notice pursuant to this subsection shall be deemed to have been given to the person entitled thereto when sent.

A notice of meeting shall specify the date, time and place, if any, of the meeting and any other information required by law or these Bylaws.

Section 7.02. Waiver of Notice. Whenever any notice is required to be given by the Articles of Incorporation, these Bylaws or by law, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 7.03. Householding of Notices. Any material delivered to a shareholder in a manner consistent with the delivery requirements contained in Regulation 14A or 14C under the Securities Exchange Act of 1934 shall be deemed to be delivered to the shareholder entitled to such delivery.

Section 7.04. Bulk Mail. Notice of any regular or special meeting of the shareholders, or any other notice required by law, the Articles of Incorporation or these Bylaws to be given to all shareholders or to all holders of a class or series of shares, may be given by any class of mail, postage prepaid, if the notice is deposited in the United States mail at least 20 days prior to the day named for the meeting or any corporate or shareholder action specified in the notice.

Section 7.05. Shareholders Without Forwarding Addresses. Notice or other communications need not be sent to any shareholder with whom the Corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, the Corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

ARTICLE VIII

Emergency Preparedness

Section 8.01. Emergency Preparedness. If there is an emergency declared by governmental authorities, as the result of a regional or national disaster and of such severity as to prevent the normal conduct and management of the affairs of the Corporation by its Directors and Officers as contemplated by these bylaws:

(a)
Any three available Directors shall constitute a Committee to exercise the full authority of the Board of Directors until such time as a duly elected Board of Directors can again assume full responsibility and control of the Corporation; and

(b)
The available Officers and employees of the Corporation shall continue to conduct the affairs of the Corporation, with such guidance as may be available to them from the Board of Directors or the Executive Committee under Section 8.01(a) hereof, subject to conformance with any governmental directives during the emergency.

ARTICLE IX

Amendments

Section 9.01. Amendments. Bylaws may be adopted, amended or repealed by the Board of Directors in the manner provided in Section 2.09 or by the shareholders in the manner provided in Section 1.07.

Bylaws effective October 1, 1982

Amended April 11, 1984 - Sections 2.01; 2.02

Amended April 9, 1986 - Sections 2.02; 2.12; 3.01; 3.02

Amended April 21, 1987 - Article 5

Amended April 24, 1996 - Section 2.13

Amended March 26, 1997 - Section 1.06

Amended February 23, 2000 - Section 1.04

Amended April 24, 2002 - Sections 7.03; 7.04, 7.05; and Article 8, Section 8.01

Amended April 28, 2004 - Sections 1.02; 1.08; 3.01; 3.02; 3.03; 3.04; 3.10; 4.08; 4.12.

Amended December 22, 2004 - Sections 4.03, 4.08, 4.11, 4.12

Amended March 23, 2005 - Sections 1.02, 1.08(b), 2.12.

Amended January 25, 2006 - Sections 2.07, 2.11, 2.12, 3.01, 3.05, 3.12 and Article VIII- Emergency Preparedness - Section 8.01 - entirely new section.